Exhibit 5.1
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                                 August 2, 2001



GlobeSpan, Inc.
100 Schulz Drive
Red Bank, NJ 07701

Ladies and Gentlemen:

     We have acted as counsel to GlobeSpan, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing of the Registration Statement of the Company on Form S-3, as amended (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration under the Securities Act of (i) $130,000,000 aggregate principal amount of 5-1/4% Subordinated Convertible Notes due 2006 of the Company (the "Notes") and (ii) 4,874,391 shares of Common Stock, $.001 par value, of the Company, issuable upon conversion of the Notes (the "Common Stock", and together with the Notes, the "Securities"). All of the Securities are to be sold by certain selling holders of the Company (the "Selling Holders").

     As counsel to the Company, we have participated in the preparation of the Registration Statement, including the Prospectus contained therein (the "Prospectus") and have reviewed certain corporate proceedings. In addition, we have examined originals or copies certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, as we have deemed necessary to form a basis for the opinions hereinafter set forth.

     In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of all such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

     Based on the foregoing, and subject to the qualifications stated herein, we are of
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the opinion that:

     1. The Company is a corporation duly incorporated and validly existing under the laws of the State of Delaware.

     2. The Notes to be registered for sale by the Selling Holders under the Registration Statement have been duly authorized and are valid and binding obligations of the Company, enforceable in accordance with their terms, except
(i) as the enforceability thereof may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, (ii) for general principles of equity (regardless of whether enforcement is brought in a proceeding at law or in equity) and (iii) that the waiver as to stay, extension or usury laws may not be enforceable.

     3. The Common Stock reserved for issuance upon conversion of the Notes to be registered for sale by the Selling Holder has been duly authorized and reserved and, when issued upon conversion of the Notes, will be validly issued, fully paid and non-assessable.

     The opinions expressed herein are limited to the corporate laws of the State of Delaware and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

     The opinions expressed herein are rendered solely for your benefit in connection with the transactions described herein. These opinions may not be used or relied upon by any other person, nor may this letter or any copies thereof be furnished to a third party, filed with a governmental agency, quoted cited or otherwise referred to without our prior written consent.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                                               Very truly yours,